PROMISSORY NOTE

September 10, 1999

1. For value received, 1373224 Ontario Limited (the "Company") promises to pay to Arthur Andersen Inc., or its permitted assigns (the "Holder") or order at Commerce Court West, Toronto, Ontario, annually on November 30 of each of the five fiscal years of the Company commencing November 30, 2000, an amount equal to 50% of EBITDA of the Company for the immediately preceding annual fiscal year; provided that such payment dates will be automatically changed in the event that the fiscal year of the Company is changed so that the payment dates will be those dates which fall 90 days from the end of the Company's then current fiscal year.

2. For the purposes of this promissory note, EBITDA means, for any period, the sum of (a) the net income of the Company for such period, plus (b) interest charges and other debt service charges paid or accrued in respect of such period, plus (c) income taxes whether paid or deferred which are deducted in determining the net income for such period, if any, plus (d) depreciation and amortization expense for such period, all as defined and determined in accordance with generally accepted accounting principles in Canada consistently applied; provided that in determining EBITDA for the first fiscal year of the Company, inter-corporate charges ("Charges") to the Company made by any company, or firm related to the Company for services shall not exceed 90% of the annualized expenses of GalaVu Entertainment Inc. for all similar annualized services incurred during the period from February 1, 1999 to July 31, 1999 and for the following fiscal years of the Company, the limit of the Charges shall not exceed the ratio of the Charges to the total revenues of the Company for the initial fiscal year applied to the revenues of the Company for each of the following fiscal years.

3. In the event that the amount payable by the Company to the Holder in accordance with paragraph 1 is less than the amount indicated below for such fiscal year, then the Company will pay to the Holder within 30 days following the issuance of the audited statements of Networks North Inc. ("NETN") for such fiscal year, and in any event no later than 90 days following the Company's fiscal year end, such amount as will result in the Holder receiving for such fiscal year the minimum amount indicated below:

             -------------------------------------------------------
             Fiscal Year Ending                               Amount
             -------------------------------------------------------
             2000                                        $   300,000
             -------------------------------------------------------
             2001                                        $   500,000
             -------------------------------------------------------
             2002                                        $   750,000
             -------------------------------------------------------
             2003                                        $   875,000
             -------------------------------------------------------
             2004                                        $   875,000
             -------------------------------------------------------

4. The amounts required to be paid by the Company to the Holder under paragraph 3, at the option of the Company, exercisable in each fiscal year may be paid in cash or in common shares of NETN, valued at the weighted average trading price of shares of common stock of NETN on NASDAQ for the 20 days on which such shares traded on NASDAQ immediately preceding the date of payment, provided that for the year ending August 31, 2000 the minimum price per share will not be less than US$5.00. In the event that the Company elects to pay in common shares then the amount required to be paid will be converted into United States funds at the noon exchange rate announced by the Bank of Canada on the second business day in Canada prior to the date of payment.

5. This promissory note is secured by a security interest over all of the undertaking, property and assets both present and future of the Company, subject to Permitted Encumbrances as defined in such security and in addition the promissory note is secured by a pledge of all of the issued and outstanding shares from time to time of the Company (collectively, the "Security").

6. The Company covenants with the Holder that so long as this promissory note is outstanding it will: (a) furnish such information to the Holder as the Holder from time to time may request in order to verify the calculation of EBITDA for any period and permit the Holder at its expense to examine the books and records of the Company and NETN and its other subsidiaries, related and associated companies in respect of periods, both prior to and after the date of this promissory note until all amounts owing pursuant to this promissory note have been paid to the Holder; (b) carry on the business carried on by GalaVu Entertainment Inc. and businesses ancillary thereto and not engage in any other business without the consent of the Holder, not to be unreasonably withheld; (c) it will not sell or otherwise dispose of its assets out of the ordinary course of business and will not merge or amalgamate or enter into any re-organization without the consent of the Holder, not to be unreasonably withheld; and (d) not enter into any transaction with a related party which is not on a commercially reasonable arm's-length basis.

7. Upon default by the Company under the Security or in the payment or performance of its obligations hereunder, in addition to any other remedies which may be available, the Holder may upon notice to the Company accelerate payment of the amounts referred to in paragraph 3 of this promissory note and may enforce the Security in accordance with the terms of the Security.

8. Any amounts not paid when due hereunder shall bear interest at the rate of interest per annum quoted from time to time by Canadian Imperial Bank of Commerce as its prime interest rate for Canadian dollar commercial loans in Canada plus 2% per annum.

9. The Holder may assign this promissory note to Canadian Imperial Bank of Commerce ("CIBC") or any company within the CIBC group of companies without the Company's consent, and may assign the promissory note to others only with the consent of the Company, such consent not to be unreasonably withheld. Upon default by the Company in the payment or performance of its obligations hereunder, this note may be assigned without the Company's consent.

DATED AT Toronto this 10th day of September, 1999.

                                          1373224 ONTARIO LIMITED


                                          By:_________________________________
                                          Name:
                                          Title:

                                    COVENANT

Networks North Inc. ("NETN") for valuable consideration covenants to allot and issue and pay to the Holder such number of common shares of NETN at such times as may be required by paragraph 4 of the above promissory note. Such shares will be (i) validly issued pursuant to duly authorized resolutions of the board of directors of NETN as fully paid and non-assessable shares in the capital of NETN free of any lien, charge, encumbrance, security interest or adverse claim; (ii) listed on NASDAQ ("NASDAQ"); and (iii) restricted securities within the meaning of Rule 144 promulgated under the Securities Act and may not be sold pursuant to Rule 144 for at least 12 months and thereafter may be sold only pursuant to Rule 144 or pursuant to a registration statement filed under the Securities Act or other applicable exemption under the Securities Act; provided however that NETN agrees that from the date hereof the Holder shall have unlimited tag along rights in connection with all registration statements filed by NETN from time to time including the pro rata right to participate with other selling shareholders based upon the number of shares offered for sale by each holder, with customary indemnity and contribution provisions from NETN in favour of any underwriters and such selling shareholder and with all customary expenses of such registration to be borne by NETN, and the expense for underwriting discounts or commissions to be borne by such selling shareholder. In addition, NETN covenants to file, as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act, and if at any time NETN is no longer required to file such reports, at the request of the Vendor, NETN shall make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time, to enable the Vendor to transfer the Registrable Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144 or any similar rule or regulation adopted by the SEC.

DATED AT Toronto this           day of September, 1999.

                                          NETWORKS NORTH INC.


                                          By:________________________________
                                          Title:

                           LIMITED RECOURSE GUARANTEE

TO:   Name of Creditor:   Arthur Anderson Inc., in its capacity as receiver and
                          manager of GalaVu Entertainment Inc.
      Address:            1900 - 79 Wellington Street West
                          P.O. Box 29, Toronto-Dominion Centre
                          Toronto, Ontario
                          M5K 1B9
      Attention:          Brian Deazeley
      Facsimile:          (416) 947-7788

RECITALS:

A. 1373224 ONTARIO LIMITED (the "Debtor") is indebted or liable or may become indebted or liable to ARTHUR ANDERSON INC., in its capacity as receiver and manager of GalaVu Entertainment Inc.(in such capacity together with its successors and assigns, the "Creditor") pursuant to the provisions of a promissory note dated on or about the date hereof, issued by the Debtor to the Creditor (as such promissory note may be amended, modified, supplemented, renewed, restated or replaced from time to time, the "Note"); and

B. It is in the interests of NETWORKS NORTH INC. (the "Guarantor") that the Creditor extend credit to the Debtor, and therefore the Guarantor is prepared to ensure that in all circumstances all such debts, obligations and liabilities are duly repaid by the Debtor and for such purpose to issue this Guarantee to the Creditor;

            For valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by the Guarantor, the Guarantor hereby agrees in favour of the Creditor as follows:

1. Guarantee. The Guarantor hereby unconditionally and irrevocably guarantees the prompt payment and performance to the Creditor, forthwith upon demand by the Creditor, of all indebtedness, liabilities and obligations of the Debtor to the Creditor, under, pursuant to or in connection with the Note and any unpaid balance thereof (collectively, the "Obligations"); provided, however, that the recourse of the Creditor under this Guarantee will be limited solely to realizing on the security of the shares of the Debtor pledged by the Guarantor in favour of the Creditor, pursuant to a securities pledge agreement dated as of even date herewith.

2. Guarantee Unconditional. Subject to Section 1 hereof, the obligations of the Guarantor under this Guarantee are continuing, unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged, diminished, limited or otherwise affected by (and the Guarantor hereby consents to or waives, as applicable, to the fullest extent permitted by applicable law):

      (a) any extension, other indulgence, renewal, settlement, discharge, compromise, waiver, subordination or release in respect of any Obligation, security, person or otherwise;

      (b) any modification or amendment of or supplement to the Obligations, including any increase or decrease in the principal, the rates of interest or other amounts payable thereunder;

      (c) any release, non-perfection or invalidity of any direct or indirect security for any Obligation;

      (d) any change in the existence, structure, constitution, name, objects, powers, business, control or ownership of the Debtor or any other person, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Debtor or any other person or its assets;

      (e) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Debtor, the Creditor, or any other person, whether in connection herewith or any unrelated transactions;

      (f) any invalidity, illegality or unenforceability relating to or against the Debtor or any provision of applicable law or regulation purporting to prohibit the payment by the Debtor of the principal or interest under the Obligations;

      (g) any limitation, postponement, prohibition, subordination or other restriction on the rights of the Creditor to payment of the Obligations;

      (h) any release, substitution or addition of any cosigner, endorser or other guarantor of the Obligations;

      (i) any defence arising by reason of any failure of the Creditor to make any presentment, demand for performance, notice of non-performance, protest, and any other notice, including notice of all of the following: acceptance of this Guarantee, partial payment or non-payment of all or any part of the Obligations and the existence, creation, or incurring of new or additional Obligations;

      (j) any defence arising by reason of any failure of the Creditor to proceed against the Debtor or any other person, to proceed against, apply or exhaust any security held from the Debtor or any other person for the Obligations, to proceed against, apply or exhaust any security held from the Guarantor or any other person for this Guarantee or to pursue any other remedy in the power of the Creditor whatsoever;

      (k) any law which provides that the obligation of a guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal obligation or which reduces a guarantor's obligation in proportion to the principal obligation;

      (l) any defence arising by reason of any incapacity, lack of authority, or other defence of the Debtor or any other person, or by reason of any limitation, postponement, prohibition on the Creditor's right to payment of the Obligations or any part thereof, or by reason of the cessation from any cause whatsoever of the liability of the Debtor or any other person with respect to all or any part of the Obligations, or by reason of any act or omission of the Creditor or others which directly or indirectly results in the discharge or release of the Debtor or any other person or all or any part of the Obligations or any security or guarantee therefor, whether by contract, operation of law or otherwise;

      (m) any defence arising by reason of any failure by the Creditor to obtain, perfect or maintain a perfected or prior (or any) security interest in or lien or encumbrance upon any property of the Debtor or any other person, or by reason of any interest of the Creditor in any property, whether as owner thereof or the holder of a security interest therein or lien or encumbrance thereon, being invalidated, voided, declared fraudulent or preferential or otherwise set aside, or by reason of any impairment by the Creditor of any right to recourse or collateral;

      (n) any defence arising by reason of the failure of the Creditor to marshall any assets;

      (o) any defence based upon any failure of the Creditor to give to the Debtor or the Guarantor notice of any sale or other disposition of any property securing any or all of the Obligations or any guarantee thereof, or any defect in any notice that may be given in connection with any sale or other disposition of any such property, or any failure of the Creditor to comply with any provision of applicable law in enforcing any security interest in or lien upon any such property, including any failure by the Creditor to dispose of any such property in a commercially reasonable manner;

      (p) any dealing whatsoever with the Debtor or other person or any security, whether negligently or not, or any failure to do so;

      (q) any defence based upon or arising out of any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Debtor or any other person, including any discharge of, or bar against collecting, any of the Obligations, in or as a result of any such proceeding; or

      (r) any other act or omission to act or delay of any kind by the Debtor, the Creditor, or any other person or any other circumstance whatsoever, whether similar or dissimilar to the foregoing, which might, but for the provisions of this Section 2, constitute a legal or equitable discharge, limitation or reduction of the Guarantor's obligations hereunder (other than the payment in full of all of the Obligations).

The foregoing provisions apply (and the foregoing waivers will be effective) even if the effect of any action (or failure to take action) by the Creditor is to destroy or diminish the Guarantor's subrogation rights, the Guarantor's right to proceed against the Debtor for reimbursement, the Guarantor's right to recover contribution from any other guarantor or any other right or remedy.

3. Recourse against Debtor. Subject to Section 1 hereof, the Creditor is not required to exhaust its recourse against the Debtor or others or under any other security or guarantee before being entitled to payment from the Guarantor under this Guarantee.

4. Settlement of Accounts. Any account settled or stated between the Creditor and the Debtor will be accepted by the Guarantor as prima facie evidence that the amount thereby appearing due by the Debtor to the Creditor is so due.

5. No Waiver. No delay on the part of the Creditor in exercising any of its options, powers or rights, or partial or single exercise thereof, will constitute a waiver thereof. No waiver of any of its rights hereunder, and no modification or amendment of this Guarantee, will be deemed to be made by the Creditor unless the same will be in writing, duly signed on behalf of the Creditor, and each such waiver, if any, will apply only with respect to the specific instance involved, and will in no way impair the rights of the Creditor or the liabilities of the Guarantor to the Creditor in any other respect at any other time.

6. Stay of Acceleration. If acceleration of the time for payment, or the liability of the Debtor to make payment, of any amount specified to be payable by the Debtor in respect of the Obligations is stayed, prohibited or otherwise affected upon the insolvency, bankruptcy, reorganization or winding-up of the Debtor or any moratorium affecting the payment of the Obligations, all such amounts otherwise subject to acceleration or payment will nonetheless be deemed for all purposes of this Guarantee to be and to become due and payable by the Debtor and shall be payable by the Guarantor hereunder forthwith on demand by the Creditor.

7. Reinstatement. If, at any time, all or any part of any payment previously applied by the Creditor to any Obligation is or must be rescinded or returned by the Creditor for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, or reorganization of the Debtor), such Obligation will, for the purpose of this Guarantee, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Creditor, and this Guarantee will continue to be effective or be reinstated, as the case may be, as to such Obligation, all as though such application by the Creditor had not been made.

8. No Subrogation. Notwithstanding any payment made by the Guarantor under this Guarantee or any setoff or application of funds of the Guarantor by the Creditor, the Guarantor will have no right of subrogation to, and waives, to the fullest extent permitted by law, any right to enforce any remedy which the Creditor now has or may hereafter have against the Debtor, until all of the Obligations have been indefeasibly paid in full; and until that time, the Guarantor waives any benefit of, and any right to participate in, any security, whether real or personal property, now or hereafter held by the Creditor for the Obligations.

9. Additional Security. This Guarantee is in addition and without prejudice to any security of any kind (including other guarantees) now or hereafter held by the Creditor and any other rights or remedies that the Creditor might have.

10. Governing Law; Attornment. This Guarantee will be governed by and construed in accordance with the laws of the Province of Ontario. Without prejudice to the ability of the Creditor to enforce this Guarantee in any other proper jurisdiction, the Guarantor irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such province. To the extent permitted by applicable law, the Guarantor irrevocably waives any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Guarantee in the courts of such Province.

11. Successors and Assigns. This Guarantee will extend and enure to the benefit of the Creditor and its successors and assigns and will be binding upon the Guarantor and its successors. The Guarantor's obligations hereunder will not be assigned or delegated. The Creditor may from time to time, and without notice to or the consent of the Guarantor, assign or transfer all or any of the Obligations or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, any such Obligation or part thereof so transferred or assigned will remain an "Obligation" for the purposes of this Guarantee and any immediate and successive assignee or transferee of any Obligation or any interest therein will, to the extent of the interest so assigned or transferred, be entitled to the benefit of, and the right to enforce, this Guarantee to the same extent as if such person were the Creditor.

12. Time. Time is of the essence with respect to this Guarantee and the time for performance of the obligations of the Guarantor under this Guarantee may be strictly enforced by the Creditor.

13. Severability. If any provision of this Guarantee is determined to be illegal, unconscionable or unenforceable, all other terms and provisions hereof will nevertheless remain effective and will be enforced to the fullest extent permitted by law.

14. Communication. Any communication required or permitted to be given under this Guarantee will be in writing and will be effectively given if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by facsimile transmission or other similar means of electronic communication, in each case to the address or facsimile number of the Guarantor or Creditor set out in this Guarantee. Any communication so given will be deemed to have been given and to have been received on the day of delivery if so delivered, or on the day of facsimile transmission or sending by other means of recorded electronic communication provided that such day is a business day and the communication is so delivered or sent prior to 4:30 p.m. (local time at the place of receipt). Otherwise, such communication will be deemed to have been given and to have been received on the following business day. Any communication sent by mail will be deemed to have been given and to have been received on the fifth business day following mailing, provided that no disruption of postal service is in effect. The Guarantor and the Creditor may from time to time change their respective addresses or facsimile numbers for notice by giving notice to the other in accordance with the provisions of this Section.

15. Interpretation. Unless otherwise expressly provided in this Guarantee, if any matter in this Guarantee is subject to the consent or approval of the Creditor or is to be acceptable to the Creditor, such consent, approval or determination of acceptability will be in the sole discretion of the Creditor. If any provision in this Guarantee refers to any action taken or to be taken by the Guarantor, or which the Guarantor is prohibited from taking, such provision will be interpreted to include any and all means, direct or indirect, of taking, or not taking, such action. The division of this Guarantee into sections and paragraphs, and the insertion of headings, is for convenience of reference only and will not affect the construction or interpretation of this Guarantee. Unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders. When used in this Guarantee, the word "including" (or includes) means "including (or includes) without limitation". Any reference in this Guarantee to a "Section" means the relevant Section of this Guarantee. Any reference in this Guarantee to a "person" will be deemed to include an individual, corporation, partnership, trust, unincorporated organization, government and the heirs, executors, administrators or other legal representatives of an individual. Any reference to a "business day" will be deemed to include any day which is not a Saturday, Sunday or a statutory holiday in the Province of Ontario.

16. Copy of Guarantee. The Guarantor acknowledges receipt of an executed copy of this Guarantee.

            Dated: September 10, 1999.

14 Meteor Drive                     NETWORKS NORTH INC.
Toronto, Ontario
M9W 1A4

Facsmile: (416) 675-8838            By:____________________________
Attention: The President            Name:
                                    Title:

                                                                           c/s

                                    By:____________________________
                                    Name:
                                    Title:

                                DEED OF HYPOTHEC

                                       OF

                             1373224 ONTARIO LIMITED

TO: Arthur Anderson Inc., in its capacity as receiver and manager of GalaVu Entertainment Inc.

     Address:           1900 - 79 Wellington Street West
                        P.O. Box 29, Toronto-Dominion Centre
                        Toronto, Ontario
                        M5K 1B9
     Attention:         Brian Deazeley
     Facsimile:         (416) 947-7788

RECITALS:

A. Pursuant to the provisions of a promissory note dated as of the date hereof issued by 1373224 ONTARIO LIMITED (together with its successors and assigns, the "Debtor") to and in favour of ARTHUR ANDERSON INC. in its capacity as receiver and manager of GalaVu Entertainment Inc. (in such capacity, together with its successors and assigns, the "Creditor"), the Debtor is indebted and liable to the Creditor (such note as may from time to time be modified, amended, restated, renewed, supplemented or replaced, the "Note");

B. To secure the payment and performance of the Obligations (this term, and other capitalized terms used in this Agreement, have the meanings set forth in
Section 1, unless otherwise defined), the Debtor has agreed to grant to the Creditor the Hypothec over the Collateral in accordance with the terms of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are acknowledged by the Debtor, the Debtor hereby agrees with the Creditor, as follows:

1. Defined Terms. In this Agreement, terms defined in the recitals have the meanings given to such terms in the recitals and the following terms shall have the respective meanings set out below:

      "Accounts" means all accounts receivable, book debts and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to the Debtor (including under any trade names, styles or divisions thereof) whether arising out of property leased by it or services rendered by it or from any other transaction, whether or not the same involves the lease of property or performance of services by the Debtor and all of the Debtor's rights in, to and under all lease orders now held or hereafter received or acquired by it for property or services, and all of the Debtor's rights to any property represented by any of the foregoing (including returned or repossessed property and unpaid lessor's rights) and including all rights to payment for goods sold or leased or for services rendered which are not evidenced by an instrument or Chattel Paper, whether or not it has been earned by performance, and all moneys due or to become due to the Debtor under all contracts for the lease of property and/or the performance of services by it (whether or not yet earned by performance) or in connection with any other transaction, now in existence or hereafter arising, including the right to receive the proceeds of said lease orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing;

      "Books and Records" means all books, records, files, papers, disks, documents and other repositories of data recording in any form or medium, evidencing or relating to the Accounts which are at any time owned by the Debtor or to which the Debtor (or any Person on the Debtor's behalf) has access;

      "Business Day" means any day other than a Saturday, Sunday or statutory holiday in the Province of Quebec.

      "Charge" means any mortgage, hypothec, prior claim, pledge, lien, charge, assignment, finance lease, title retention agreement or arrangement, security interest or other encumbrance of any nature, or any other security agreement or arrangement creating in favour of any creditor a right in respect of a particular property;

      "Chattel Paper" means one or more than one writing or agreement that evidence both a monetary obligation and a Charge on or a lease of specific Goods;

      "Collateral" means the subject matter of the Hypothec and for greater certainty includes all present and future movable property, assets and undertaking over which the Debtor has granted the Hypothec pursuant to this Agreement;

      "Consumer Goods" means Goods that are used or acquired for use primarily for personal, family or household purposes;

      "Contracts" means all contracts, licenses and agreements to which the Debtor is now or in the future a party or pursuant to which the Debtor has acquired rights or in the future acquires rights, as such contracts may from time to time be amended, supplemented or otherwise modified, including: (a) all present and future rights of the Debtor to receive moneys due and to become due to it thereunder or in connection therewith; (b) all present and future rights of the Debtor to damages arising out of, or for, breach or default in respect thereof; and (c) all present and future rights of the Debtor to perform and to exercise all rights and remedies thereunder;

      "Default" means the occurrence of any of the following events or conditions:

      (a) default under the Note which continues for more than 30 days after notice of such default is given by the Creditor to the Debtor; or

      (b) the Debtor is in default under the general security agreement granted by the Debtor in favour of the Creditor on or about the date hereof (as such general security agreement may be amended, modified, supplemented, renewed, restated or replaced from time to time).

      "Document of Title" means any writing that purports to be issued by or addressed to a Person and purports to cover such Goods in such Person's possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the Person in possession of it is entitled to receive, hold and dispose of the document and the Goods it covers including any warehouse receipt or bill of lading, whether or not negotiable;

      "Equipment" means all Goods that are not Inventory or Consumer Goods, including all machinery, equipment and furniture now owned or hereafter acquired by the Debtor or in which the Debtor now has or hereafter may acquire any right, title or interest and any and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed therein or affixed thereto;

      "Goods" means all corporeal movable property other than Chattel Paper, Documents of Title, Instruments, Money and Securities;

      "Hypothec" means the hypothecs constituted by Section 2;

      "Instrument" means a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, or a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder, but does not include a writing that constitutes part of Chattel Paper, a Document of Title or Securities;

      "Intangible" means all incorporeal movable property including choses in action that are not Goods, Chattel Paper, Documents of Title, Instruments or Securities and Intangible includes Intellectual Property Rights;

      "Intellectual Property Rights" means all industrial and intellectual property rights, including copyrights, patents, trade-marks, industrial designs, know how and trade secrets and all Contracts related to any such industrial and intellectual property rights;

      "Inventory" means all inventory, wherever located, now owned or hereafter acquired by the Debtor or in which the Debtor now has or hereafter may acquire or become entitled to any right, title or interest, including all Goods and other personal property now or hereafter owned by the Debtor which are held for sale or lease or are furnished or are to be furnished under a contract of service or that are raw materials, work in process or materials used or consumed or to be used or consumed in the Debtor's business or profession, or in the processing, packaging or shipping of the same, and all finished Goods;

      "Money" means a medium of exchange authorized or adopted by the Parliament of Canada as part of the currency of Canada or by a foreign government as part of its currency;

      "Obligations" means all present and future debts, liabilities and obligations of the Debtor to the Creditor under, in connection with or pursuant to the Note and any unpaid balance thereof;

      "Permits" means all permits, licenses, authorizations, approvals, franchises, rights-of-way, easements and entitlements that the Debtor has, requires or is required to have, to own, possess or operate any of its property or to operate and carry on any part of its business;

      "Person" will be broadly interpreted and includes an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an association, an unincorporated organization, the government of a country or any political subdivision thereof, any department or agency thereof, a regulatory agency or any other juridical entity and the heirs, executors, administrators or other legal representatives of an individual;

      "Prime Rate" means the rate announced by Canadian Imperial Bank of Commerce from time to time as its prime rate for Canadian dollar commercial loans made in Canada.

      "Proceeds" means identifiable or traceable personal or movable property in any form derived directly or indirectly from any sale, exchange, collection, disposition or other dealing with Collateral or the proceeds therefrom, and includes any payment representing insurance recoveries, indemnity or compensation for loss or damage to Collateral or proceeds therefrom; and

      "Securities" means a document that is: (a) issued in bearer, order or registered form; (b) of a type commonly dealt with upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment; (c) one of a class or series or which by its terms is divisible into a class or series of documents; and (d) evidence of a share, participation or other interest in property or in an enterprise or is evidence of an obligation of the issuer.

2. Grant of Hypothec. As general and continuing collateral security for the payment and performance of all Obligations (including all reasonable costs and expenses incurred for recovering possession of or conserving the Collateral or enforcing any remedies or recourses hereunder), the Debtor hereby hypothecates to and in favour of the Creditor for a principal amount of five million dollars ($5,000,000) in lawful currency of Canada with interest thereon at the rate of twenty-five per cent per annum (25%) of the above amount in lawful currency of Canada, the undertaking of the Debtor and of all of its movable property and assets, corporeal and incorporeal, present and future, including each and every one of the following:

      (i)   Accounts;

      (ii)  Chattel Paper;

      (iii) Contracts;

      (iv)  Documents of Title;

      (v)   Equipment;

      (vi)  Goods;

      (vii) Instruments;

        (viii)  Intangibles;

        (ix)    Permits;

        (x)     Inventory;

        (xi)    Money;

        (xii)   Securities; and

        (xiii) to the extent not otherwise included, all Proceeds, both present and future, of any and all of the foregoing;

If any of the Collateral, under the legal provisions applicable thereto, cannot be hypothecated without a default of the Debtor occurring with respect to such provisions or without compliance with certain formalities, the Hypothec is constituted thereon under the suspensive condition of obtaining the required authorizations or consents or fulfilling the required formalities with respect to such Collateral, and the Hypothec shall take effect, retroactively as of the date hereof, at the time such consents or authorizations are obtained or such formalities have been complied with. The Debtor shall hold such Collateral in trust for and as mandatary of the Creditor for the full benefit and enjoyment of the Creditor until such time as the suspensive condition has been fulfilled in respect of such Collateral.

3. Enforcement of Hypothec; Remedies. During the continuance of a Default:

      (a) the Creditor may, at its option, declare that the Hypothec hereby constituted has become enforceable;

      (b) the Creditor shall be entitled, subject to the compulsory formalities provided by law, if any, to exercise for the benefit of the Creditor any of the rights and recourses provided for in Chapter V of Title III of Book VI of the Civil Code of Quebec and in the Code of Civil Procedure of Quebec and all provisional measures available hereunder or at law; and

      (c) the Creditor may thereupon forthwith withdraw the authorization to collect granted to Debtor pursuant to this Agreement, in accordance with Article 2745 of the Civil Code of Quebec. Upon withdrawing its authorization to collect, the Creditor may collect, realize, sell or otherwise deal with Accounts, Contracts and Proceeds or any part thereof in such manner, upon such terms and conditions and at such time or times, whether before or after default, as may seem to it advisable and without notice to Debtor. The Creditor shall not be liable or accountable for any failure to collect, realize, sell or obtain payment of the Accounts, Contracts and Proceeds or any part thereof and shall not be bound to institute proceedings for the purpose of collecting, realizing or obtaining payment of the same or for the purpose of preserving any rights of the Debtor, the Creditor or any other Person in respect of the same. All moneys collected or received by the Debtor in respect of the Accounts, Contracts and Proceeds shall be received as mandatary and agent of the Creditor, and shall be forthwith paid over to the Creditor. All moneys collected or received by the Creditor in respect of the Accounts, Contracts and Proceeds may be applied on account of such parts of the Obligations as to the Creditor seems best or in the discretion of the

Creditor may be released to the Debtor, all without prejudice to the liability of the Debtor or the Creditor's right to hold and otherwise realize on the Collateral.

4. Rights of Creditor; Limitations on Creditor's Obligations.

      (a) Limitations on Creditor's Liability. The Creditor will not be liable to the Debtor or any other Person for any failure or delay in exercising any of the rights of the Creditor under this Agreement (including any failure to take possession of, collect, sell, lease or otherwise dispose of any Collateral, or to preserve rights against prior parties). None of the Creditor, any receiver, or any agent of the Creditor is required to take, or will have any liability for any failure to take or delay in taking, any steps necessary or advisable to preserve rights against other Persons under any Collateral in its possession. Neither the Creditor nor a receiver will be liable for any, and the Debtor will bear the full risk of all, loss or damage to any and all of the Collateral (including any Collateral in the possession of the Creditor or any Receiver) caused for any reason other than the negligence or wilful misconduct of the Creditor or such Receiver.

      (b) Notice to Account Debtors and Contracting Parties. During the continuance of a Default the Creditor may, and upon the request of the Creditor during such continuance, the Debtor shall, in compliance with Articles 1641 and 1642 of the Civil Code of Quebec, notify account debtors on the Accounts and parties to the Contracts, that the Accounts and the Contracts have been hypothecated to the Creditor and that payments in respect thereof shall be made directly to the Creditor, the whole without prejudice to the Creditor's rights pursuant to the Civil Code of Quebec to withdraw authority to collect. The Creditor may, following the withdrawal of the authorization to collect, in its own name or in the name of others, communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Account or any amount payable under any Contract.

      (c) Collections on Accounts, Contracts and Proceeds. The Creditor hereby authorizes the Debtor to collect the Accounts and payments under the Contracts in the normal course of its business and for the purpose of carrying on same. During the continuance of a Default, the Creditor may curtail or terminate said authority at any time, upon serving upon the Debtor and registering in the Register of Personal and Movable Real Rights a notice of withdrawal of authorization to collect. If required by the Creditor at any time during the continuance of a Default, any payments of Accounts or under Contracts, when collected by the Debtor, shall be forthwith (and, in any event, within two Business Days) deposited by the Debtor in the exact form received, duly endorsed by the Debtor to the Creditor if required, in a special collateral account maintained by the Creditor, subject to withdrawal by the Creditor, as hereinafter provided, and, until so deposited, shall be held by the Debtor in trust for and as mandatary of the Creditor segregated from other funds of the Debtor. All such amounts while held by the Creditor (or by the Debtor in trust for the Creditor and as mandatary of the Creditor) and all income in respect thereof shall continue to be collateral security for the Obligations and shall not constitute payment thereof until applied as hereinafter provided.

      (d) Analysis of Accounts. If a Default has occurred and is continuing, the Creditor will have the right to analyze and verify the Accounts in any manner and through any medium that it reasonably considers advisable, and the Debtor will furnish all such assistance and information as the Creditor may require in connection therewith. If a Default has occurred and is continuing, the Creditor may in its own name or in the name of others (including the Debtor) communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, status, amount and terms of any Account or any Contract. If a Default has occurred and is continuing, upon the Creditor's reasonable request and at the expense of the Debtor, the Debtor will furnish to the Creditor reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

      (e) Maximum Principal Amount. Notwithstanding the maximum principal amount secured and the maximum applicable interest rate set out in section 2 above, the Debtor shall only be liable to the Creditor for the actual principal amount outstanding from time to time and for the actual interest applicable to such principal amount from time to time in accordance with the Note.

5. Representations and Warranties. The Debtor hereby represents and warrants to the Creditor that the Debtor's principal place of business and chief executive office, and the place where it keeps its Books and Records, are at the address set out in Schedule A to this Agreement and its full legal name is specified on the signature page of this Agreement. The location of all other existing places where the Debtor carries on business, or keeps tangible Collateral, the location of all jurisdictions in which account debtors of the Debtor are located.

6. Covenants. The Debtor covenants and agrees with the Creditor that:

      (a) Further Documentation; Hypothecation of Instruments. The Debtor will from time to time and at its expense, promptly and duly execute and deliver such further instruments and documents and take such further action as the Creditor may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the Hypothec hereby constituted and of the rights, powers, remedies and recourses herein granted or by law provided including the filing of any applications for registration, applications for correction or any other financing, financing change statements or renewals under any applicable legislation in effect in any jurisdiction with respect to the Hypothec created hereby.

      (b) Notices. The Debtor will advise the Creditor promptly, in reasonable detail, of: (i) any change in the name of the Debtor; or (ii) any change in the location of any place of business or the head office of the Debtor.

7. Waiver. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands (other than claims, damages and demands resulting from loss or damage to any and all of the Collateral caused by the gross negligence or wilful misconduct of the Creditor) it may acquire against the Creditor arising out of the exercise by the Creditor of any rights or remedies under this Agreement or at law.

8. Creditor's Appointment as Mandatary. The Debtor hereby irrevocably constitutes and appoints the Creditor and any officer or agent of the Creditor its mandatary, with full power of substitution as its mandatary, with full irrevocable power and authority in the place and name of the Debtor or in its own name, from time to time in the Creditor's discretion, during the continued existence of a Default, to take any and all appropriate action and to execute any and all documents and instruments which, in the opinion of such mandatary, may be necessary or desirable to accomplish the purposes of this Agreement. Nothing in this Section affects the right of the Creditor as secured party or any other Person on the Creditor's behalf, to sign and file or deliver (as applicable) all such applications for registration or correction, financing statements, financing change statements, notices, verification agreements and other documents relating to the Collateral and this Agreement as the Creditor or such other Person considers appropriate.

9. Application of Proceeds. All Proceeds of Collateral received by the Creditor may be applied to discharge or satisfy any expenses (including among other things any Creditor's reasonable remuneration and other expenses of enforcing the Creditor's rights under this Agreement), Charges, borrowings, taxes and other outgoings affecting the Collateral or which are considered advisable by the Creditor to preserve, repair, process, maintain or enhance the Collateral or prepare it for sale, lease or other disposition, or to keep in good standing any Charges on the Collateral ranking in priority to any of the Hypothec, or to sell, lease or otherwise dispose of the Collateral. The balance of such Proceeds may, at the sole discretion of the Creditor, be held in an interest bearing account as collateral security for the Obligations and/or be applied to such of the Obligations in such manner and at such times as the Creditor in its reasonable discretion considers appropriate and thereafter will be accounted for as required by law.

10. Continuing Liability of Debtor. The Debtor will remain liable for any Obligations that are outstanding following realization of all or any part of the Collateral.

11. Interest. If any amount payable to the Creditor under this Agreement is not paid when due, the Debtor will pay to the Creditor immediately on demand, interest on such amount from the date due until paid, at a nominal annual rate equal at all times to the Prime Rate plus 2%. All amounts payable by the Debtor to the Creditor under this Agreement, and all interest on all such amounts, compounded monthly on the last Business Day of each month, will form part of the Obligations and will be secured by the security interests created by this Agreement.

12. Severability. If any term, agreement, provision, condition, obligation or covenant set out in this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction from which no further appeal lies or is taken, that term, agreement, provision, condition, obligation or covenant shall be deemed to be severed herefrom and the remaining terms, agreements, provisions, conditions, obligations and covenants of this Agreement shall not be affected thereby and shall remain valid and enforceable.

13. Cumulative Remedies. The Creditor shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right, remedy or recourse hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. Without limiting the generality of the foregoing, this Agreement may not be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Debtor and the Creditor. No failure to exercise, nor any delay in exercising, on the part of the Creditor, any right, power, remedy or recourse hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power, remedy or recourse hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, remedy or recourse. A waiver by the Creditor of any right, power, remedy or recourse hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Creditor would otherwise have on any future occasion.

The rights, powers, remedies and recourses herein provided are cumulative, may be exercised singly, concurrently or successively and are not exclusive of any other rights, powers remedies and recourses provided by law.

14. Other Security and No Novation. In the event that the Creditor, its successors or assigns, in addition to the Hypothec created herein, holds any further additional security on account of the Obligations, or any part thereof, no single or partial exercise by the Creditor or its successors and assigns of any of its remedies under this Agreement or under any such additional securities shall preclude any other and further exercise of any other right, power or remedy pursuant to this Agreement or pursuant to any of such additional security. The Creditor shall at all times have the right to proceed against all or any portion of the Collateral or such additional security in such order and in such manner as it shall in its discretion deem fit without waiving any rights which the Creditor may have with respect to any and all of such security, and the exercise of any such powers or remedies from time to time shall in no way affect any other powers or remedies which the Creditor may have pursuant to this Agreement, any such additional security, or in law or in equity or otherwise. Without limiting the generality of the foregoing, the Debtor hereby acknowledges and agrees that this Agreement is given in addition to and not in substitution for any other security given by the Debtor in connection with the Obligations, without any novation.

      Should the Obligations of the Debtor be fully repaid at any time or from time to time, without the Hypothec hereby created being released and discharged by the Creditor, the Hypothec herein created shall remain effective and secure the payment, execution and performance of any new Obligations, to the same extent and for the amounts herein expressed, as if the existing Obligations had never been repaid and the Debtor is and will continue to be bound hereby; the Debtor agreeing that it shall be deemed to have obliged itself again in respect of any such new Obligations pursuant to this Agreement and the Hypothec herein created shall secure the payment, performance and execution of any and all such new Obligations.

15. Dealings by Creditor. The Creditor may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Debtor and any other Person, and with any or all of the Collateral, and with other security and sureties, as it may see fit, all without prejudice to the Obligations or to the rights of the Creditor under this Agreement.

16. Communication. Any communication required or permitted to be given under this Agreement will be given in the manner as provided for in the Purchase Agreement.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec.

18. Interpretation. The division of this Agreement into sections and paragraphs, and the insertion of headings, is for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders. When used in this Agreement the word "including" means "including without limitation".

19. Successors and Assigns. This Agreement shall extend and enure to the benefit of the Creditor and its successors and assigns and shall be binding upon the Debtor and its successors and assigns. The Debtor may not assign this Agreement, or any of its rights or obligations under this Agreement, without the prior written consent of the Creditor. The Creditor may assign this Agreement, or any of its rights and obligations under this Agreement, without the prior written consent of the Debtor.

20. English Language. The parties confirm their express wish that this hypothec and all documents related thereto be drawn up in English. Les parties confirment leur volonte expresse de voir la presente hypotheque et tous les documents qui y sont afferents soient rediges en anglais.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement at Toronto, Ontario, as of 10th day of September, 1999.

                                        1373224 ONTARIO LIMITED

                                        By:_____________________________________
                                        Name:
                                        Title:

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        ARTHUR ANDERSON INC., in its capacity as receiver and manager of GalaVu Entertainment Inc.

                                        By:_____________________________________
                                        Name:
                                        Title: